Exhibit 99.3

CVS Health Corporation

OFFER TO EXCHANGE

$387,285,000 OUTSTANDING 4.75% SENIOR NOTES DUE 2022
AND
$296,255,000 OUTSTANDING 5.00% SENIOR NOTES DUE 2024

FOR

A LIKE PRINCIPAL AMOUNT OF CORRESPONDING NEW NOTES
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,

PURSUANT TO THE PROSPECTUS
DATED                 , 2016

THE EXCHANGE OFFER WILL EXPIRE AT         P.M., NEW YORK CITY TIME, ON                      , 2016 UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO        P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

We are enclosing a prospectus, dated                     , 2016 (the “Prospectus”) of CVS Health Corporation, a Delaware corporation (“CVS Health”), and a related Letter of Transmittal (which together constitute the “exchange offer”) relating to the offer by CVS Health to exchange all of its issued and outstanding 4.75% Senior Notes due 2022 (the “Old 2022 Notes”) and issued and outstanding 5.00% Senior Notes due 2024 (the “Old 2024 Notes” and together with the Old 2022 Notes, the “Old Notes”), for a like principal amount of its 4.75% Senior Notes due 2022 (the “New 2022 Notes”) and 5.00% Senior Notes due 2024 (the “New 2024 Notes” and together with the New 2022 Notes, the “New Notes”), respectively, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement of which the Prospectus is a part, upon the terms and subject to the conditions set forth in the exchange offer.

The exchange offer is not conditioned upon any minimum number of Old Notes being tendered.

We are the holder of record of Old Notes held by us for your account. A tender of such Old Notes can be made only by us as the record holder and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the exchange offer. We also request that you confirm that we may on your behalf make the representations and warranties contained in the Letter of Transmittal.

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

INSTRUCTIONS TO REGISTERED HOLDER AND/OR
DEPOSITORY TRUST COMPANY PARTICIPANT

To Registered Holder and/or Participant of The Depository Trust Company:

The undersigned hereby acknowledges receipt of the prospectus, dated                       , 2016 (the “Prospectus”) of CVS Health Corporation, a Delaware corporation (“CVS Health”), and the accompanying Letter of Transmittal, that together constitute the offer by CVS Health (the “exchange offer”) to exchange all of its issued and outstanding 4.75% Senior Notes due 2022 (the “Old 2022 Notes”) and issued and outstanding 5.00% Senior Notes due 2024 (the “Old 2024 Notes” and together with the Old 2022 Notes, the “Old Notes”), for a like principal amount of its 4.75% Senior Notes due 2022 (the “New 2022 Notes”) and 5.00% Senior Notes due 2024 (the “New 2024 Notes” and together with the New 2022 Notes, the “New Notes”), respectively, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement of which the Prospectus is a part, upon the terms and subject to the conditions set forth in the exchange offer. Certain terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder and/or participant of The Depository Trust Company, as to the action to be taken by you relating to the exchange offer with respect to the Old Notes held by you for the account of the undersigned.

The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

$                      of the 4.75% Senior Notes due 2022.

$                      of the 5.00% Senior Notes due 2024.

With respect to the exchange offer, the undersigned hereby instructs you (check all applicable boxes):

☐	To tender the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered) (if any): $______________________________	.

☐	not to tender any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

•
it is not an affiliate of CVS Health within the meaning of Rule 405 of the Securities Act or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable;

•
it is not participating, and it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the New Notes in violation of the provisions of the Securities Act;

•
it is not a broker-dealer who tendered 4.75% notes due December 1, 2022 issued by Omnicare, Inc. or 5.00% notes due December 1, 2024 issued by Omnicare, Inc. acquired directly from Omnicare, Inc. for its own account in exchange for the Old Notes;

•	if it is a broker dealer, it has not entered into any arrangement or understanding with CVS Health or any of CVS Health’s affiliates to distribute the New Notes;

•	it is acquiring the New Notes in the ordinary course of its business; and

•	it is not acting on behalf of any person or entity that could not truthfully make these representations.

If the exchange offeree is a broker-dealer holding Old Notes acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes received in respect of such Old Notes pursuant to the exchange offer.

If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes.

SIGN HERE

Name(s) of beneficial owner(s):

Signature(s):

Name(s):
(Please Print)

Address(es):

Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

Date:

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